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                              REYNOLDS AND REYNOLDS
                                Q&A (ASSOCIATES)

GENERAL Q&A

1.   QUESTION: Why is Reynolds merging with Universal Computer Systems? ANSWER:
     First, it delivers a substantial and immediate premium to shareholders. Second, Reynolds will be a stronger competitor in the marketplace by adding UCS's advanced products and world-class development capacity. Third, the merger is one more engine behind our growth and is consistent with our performance improvement plan to drive revenue, deliver more value to customers, and improve the productivity and operating effectiveness of the company. Finally, this is an opportunity to create the world's pre-eminent dealer services provider - and that can mean growth and opportunity for individuals.

2.   QUESTION: Will jobs be added or reduced as a result of the merger? ANSWER:
     It's unlikely employment levels will increase at headquarters as a result of the merger. Reynolds already is in the midst of streamlining the organization and eliminating a number of positions over the next three years. That will continue. Further, we are merging the operations of two fully functioning companies and there will be duplication in roles and functions. Overall, a net addition of new positions is unlikely, even though there may be new or different positions in the future, both as a result of the business streamlining and the merger.

3.   QUESTION: What will happen over the next few months at Reynolds? ANSWER:
     The first priority is to deliver results in the fourth quarter and build momentum going into 2007. The merger requires regulatory clearance and shareholder approval, which we expect by the end of the calendar year. Finally, an integration team will be named, which will manage the practical and business aspects of the merger.

4. QUESTION: What will happen to activities in specific functions - sales, customer service, development and engineering, and so forth? ANSWER: There are no changes immediately.

5. QUESTION: What does this mean for Reynolds International? ANSWER: There are no changes immediately. We will continue with the integration of DCS into Reynolds International and continue to build our international business.

BENEFITS Q&A

1. QUESTION: Will benefits change? ANSWER: Under the terms of the merger agreement, the new company has agreed to honor the current benefit plans for a year. After that, benefit plans will be reviewed regularly, just as Reynolds has reviewed its benefit plans.

2. QUESTION: Does this change the recent announcements by Reynolds that it will freeze the pension plan and enhance the 401(k) plan? Will profit sharing still be added for U.S. employees? ANSWER: The defined benefit (pension) plan will be frozen September 30. Under the terms of the merger agreement, the new company has agreed to honor the


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     enhanced 401(k) plan and profit sharing for a year. After that, the 401(k)
     plan and profit sharing will be reviewed in the context of total compensation and benefits.

3. QUESTION: What happens to any restricted shares or stock options for associates? ANSWER: All outstanding stock options and restricted shares (time-based and performance based) will vest on the date of closing; performance based shares will vest at target.

4.   QUESTION: What impact will the merger have on the FY2006 bonus plan?
     ANSWER: The merger will not affect the FY 2006 bonus plan.



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